News
Release

FOR:	Immediate Release	CONTACT:	Larry Lentych
	April 26, 2007		574 235 2000

Andrea Short
574 235 2000

1ST SOURCE REPORTS FIRST QUARTER INCOME,
CASH DIVIDEND DECLARED

South Bend, IN -- 1st Source Corporation (Nasdaq: SRCE), parent company of 1st Source Bank, today reported net income of $8.52 million for the first quarter of 2007. This was down $1.41 million from the comparable period of 2006 primarily due to favorable adjustments the previous year of $1.24 million for stock-based compensation expense, and $0.93 million for gains in venture capital investments. Diluted net income per share of common stock for the first quarter of 2007 amounted to $0.37 compared with $0.43 for the first quarter of 2006. The impact on diluted earnings per share from the prior year’s favorable adjustments was an addition of $0.09 per share. (All common share and per common share information has been adjusted for a 10% stock dividend declared on July 27, 2006.)

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented on the first quarter by saying, “Considering the impact of the favorable items in the first quarter of 2006, we are pleased with the progress of our earnings over the past few years, from the $0.30 net income per share for the first quarter of 2005 to the $0.37 net income per share for the first quarter of 2007. Additionally, we are very pleased with the improvement in our credit quality across the Bank. We are also encouraged by increases of 10.97 percent in loans and leases, 13.25 percent in deposits and 9.92 percent in total assets over last year. During the first quarter of 2007 we continued to deal with a difficult margin environment but made substantial progress on three major initiatives, all of which will have a positive impact on 1st Source for years to come. First, our offer was accepted to acquire First National Bank, Valparaiso, a $600 million, 26 branch bank located in the fastest growing region of our market.”

“Secondly, we are folding the business of our subsidiary, Trustcorp Mortgage Company, into the Bank and turning our wholesale and retail mortgage focus exclusively on the markets served by our banking facilities. This allows us the opportunity to develop a fuller set of banking relationships with all of our mortgage customers. We are also gratified that we have no exposure to the subprime market that has raised concerns across the country.”

“Lastly, we have made strong progress on our cornerstone project of replacing the bank’s systems and infrastructure for long-term growth and profitability, and hope to have the bulk of the project finished in the third quarter. Overall, it was a very busy quarter and much was accomplished in the first three months of the year that will serve as a strong foundation for the future,” concluded Mr. Murphy.

At its April meeting, the Board of Directors approved a first quarter cash dividend of $0.14 per common share, an increase of 10.24 percent over the first quarter cash dividend in 2006. The cash dividend will be payable on May 15, 2007, to shareholders of record May 7, 2007.

Return on average common shareholders’ equity for 1st Source Corporation was 9.24 percent compared to 11.53 percent for the first quarter of 2006, and return on average total assets was 0.94 percent compared to 1.18 percent a year ago. As of March 31, 2007, the common equity-to-assets ratio for 1st Source was 9.86 percent, down from 10.04 percent a year ago. Common shareholders’ equity was $375.06 million, up 7.98 percent from March 31, 2006. At the end of March 2007, total assets were $3.80 billion, up 9.92 percent from a year ago. Loans and leases increased 10.97 percent and deposits increased 13.25 percent from a year ago.

For the first quarter of 2007, 1st Source’s recovery of provision for loan and lease losses was $0.62 million as compared to $0.30 million for the first quarter of 2006. Net recoveries were $0.52 million for the first quarter of 2007 compared to net recoveries of $0.70 million in the first quarter of 2006. The reserve for loan and lease losses as of March 31, 2007, was 2.13 percent of total loans and leases compared to 2.38 percent as of March 31, 2006. The ratio of nonperforming assets to net loans and leases was 0.50 percent on March 31, 2007, compared to 0.83 percent for the same period last year.

Tax-equivalent net interest income was $26.97 million for the first quarter of 2007, up 4.83 percent from 2006's first quarter, and the net interest margin was 3.17 percent versus 3.29 percent in the first quarter of 2006.

 Noninterest income for the three-month periods ended March 31, 2007 and 2006 was $17.49 million and $19.01 million, respectively. The predominant factors behind the decrease in 2007 consisted of a significant decrease in gains on venture capital investments and a decline in mortgage banking income, partially offset by an increase in equipment rental income.

Gains on venture partnership investment totaled $0.03 million for the first quarter of 2007 compared to gains of $2.05 million for the first quarter of 2006. Mortgage banking income decreased in the first quarter of 2007 as compared to the first quarter of 2006 primarily due a decline in production volume of approximately 29.00 percent which resulted in lower gains on sales of mortgage servicing assets and a decline in loan servicing fee income due to a reduction in the portfolio from servicing sales in the second and third quarters of 2006. Additionally, insurance commissions decreased slightly during the first quarter of 2007 as compared to the same period of 2006.

Equipment rental income, other income, trust fees, and service charges on deposit accounts increased during the first quarter of 2007 as compared to the first quarter 2006.

Noninterest expense for the three-month periods ended March 31, 2007 and 2006 was $31.80 million and $29.41 million, respectively. The leading factor in the overall increase in noninterest expense in the first quarter of 2007 as compared to 2006 was in salaries and employee benefits. During the first quarter of 2006 we benefited from the reversal of previously recognized stock-based compensation expense under historical accounting methods related to the estimated forfeiture of stock awards. This one-time expense reversal, combined with the adoption of SFAS No. 123(R) estimated forfeiture accounting requirements, resulted in a reduction in stock-based compensation of $2.07 million, pre-tax.

Leased equipment depreciation expense increased in conjunction with the increase in equipment rental income from first quarter of 2006 to first quarter of 2007. Business development and marketing expense increased for the first three months of 2007 as compared to the first three months of 2006 due to strong marketing efforts related to the opening of new branches and de novo expansion into the Kalamazoo and West Lafayette areas. Additionally, increases were experienced in loan and lease collection and repossession expense, net occupancy expense, and professional fees in the first quarter of 2007, as compared to the first quarter of 2006. These increases in noninterest expense were slightly offset by decreases in intangible asset amortization, supplies and communication, furniture and equipment expense, and other expense for the period ending March 31, 2007 compared to March 31, 2006.

1st Source is the largest locally controlled financial institution headquartered and serving the Northern Indiana-Southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 67 banking centers in 16 counties and 24 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities in which it serves.

1st Source may be accessed on its home page at “www.1stsource.com.” Its common stock is traded on the Nasdaq Global Select Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Citigroup Global Markets, Incorporated; FTN Midwest Research Securities Corporation; Goldman, Sachs Research; Keefe, Bruyette & Woods, Inc.; Lehman Brothers Equity Research; Morgan Stanley; Sandler O’Neill & Partners; Stifel, Nicolaus and Company, Incorporated; and UBS Securities LLC.

1st Source’s floating rate cumulative trust preferred security is traded on the Nasdaq Stock Market under the symbol “SRCEO.” The rate for the second quarter, 2007 is 7.30 percent. Marketmakers in those securities are Howe Barnes Investments; Stifel, Nicolaus and Company, Incorporated; and UBS Securities LLC.

Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
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1st SOURCE CORPORATION		Page 5
1st QUARTER 2007 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except for per share data)
	Three Months Ended March 31

	2007	2006
END OF PERIOD BALANCES
Assets	$3,803,085	$3,459,910
Loans and leases	2,751,415	2,479,504
Deposits	3,033,431	2,678,421
Reserve for loan and lease losses	58,702	59,097
Intangible assets	19,313	20,715
Common shareholders' equity	375,058	347,350

AVERAGE BALANCES
Assets	$3,681,796	$3,405,052
Earning assets	3,451,613	3,171,897
Investments	665,350	633,839
Loans and leases	2,706,462	2,457,080
Deposits	2,890,385	2,614,284
Interest bearing liabilities	2,927,729	2,633,088
Common shareholders' equity	374,194	349,303

INCOME STATEMENT DATA
Net interest income	$26,272	$25,099
Net interest income - FTE	26,965	25,723
Recovery of provision for loan and lease losses	(623)	(300)
Noninterest income	17,486	19,005
Noninterest expense	31,800	29,406
Net income	8,523	9,933

PER SHARE DATA*
Basic net income per common share	$0.38	$0.44
Diluted net income per common share	0.37	0.43
Cash dividends paid per common share	0.140	0.127
Book value per common share	16.66	15.42
Market value - High	32.620	27.260
Market value - Low	24.270	22.640
Basic weighted average common shares outstanding	22,504,799	22,647,585
Diluted weighted average common shares outstanding	22,797,557	22,960,502

KEY RATIOS
Return on average assets	0.94%	1.18%
Return on average common shareholders' equity	9.24	11.53
Average common shareholders' equity to average assets	10.16	10.26
End of period tangible common equity to tangible assets	9.40	9.50
Net interest margin	3.17	3.29
Efficiency: expense to revenue	69.09	66.28
Net (recoveries) charge-offs to average loans and leases	(0.08)	(0.12)
Loan and lease loss reserve to loans and leases	2.13	2.38
Nonperforming assets to loans and leases	0.50	0.83

ASSET QUALITY
Loans and leases past due 90 days or more	$75	$121
Nonaccrual and restructured loans and leases	12,275	15,071
Other real estate	534	1,192
Repossessions	1,019	4,640
Equipment owned under operating leases	112	48
Total nonperforming assets	14,015	21,072

* Per share figures have been adjusted for a 10% stock dividend declared July 27, 2006.

1st SOURCE CORPORATION		Page 6
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited - Dollars in thousands)
	March 31, 2007	March 31, 2006
ASSETS
Cash and due from banks	$70,962	$86,212
Federal funds sold and interest bearing deposits with other banks	136,409	27,001
Investment securities available-for-sale (amortized cost of $643,334 and $652,202 at March 31, 2007 and 2006, respectively)	643,915	647,256

Mortgages held for sale	41,649	66,361

Loans and leases, net of unearned discount:
Commercial and agricultural loans	508,976	464,350
Auto, light truck and environmental equipment	308,341	311,560
Medium and heavy duty truck	336,254	299,421
Aircraft financing	501,838	445,664
Construction equipment financing	326,779	237,156
Loans secured by real estate	644,819	607,140
Consumer loans	124,408	114,213
Total loans and leases	2,751,415	2,479,504
Reserve for loan and lease losses	(58,702)	(59,097)
Net loans and leases	2,692,713	2,420,407

Equipment owned under operating leases, net	75,541	59,408
Premises and equipment	36,925	37,482
Accrued income and other assets	104,971	115,783

Total assets	$3,803,085	$3,459,910

LIABILITIES
Deposits:
Noninterest bearing	$404,350	$391,002
Interest bearing	2,629,081	2,287,419
Total deposits	3,033,431	2,678,421

Federal funds purchased and securities sold under agreements to purchase	204,389	193,347
Other short-term borrowings	18,085	87,502
Long-term debt and mandatorily redeemable securities	43,604	33,501
Subordinated notes	59,022	59,022
Accrued expenses and other liabilities	69,496	60,767
Total liabilities	3,428,027	3,112,560

SHAREHOLDERS' EQUITY
Preferred stock; no par value	-	-
Common stock; no par value	8,336	7,578
Capital surplus	280,827	214,001
Retained earnings	105,231	146,803
Cost of common stock in treasury	(19,697)	(17,982)
Accumulated other comprehensive loss	361	(3,050)
Total shareholders' equity	375,058	347,350

Total liabilities and shareholders' equity	$3,803,085	$3,459,910

1st SOURCE CORPORATION		Page 7
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended March 31
	2007	2006
Interest income:
Loans and leases	$48,274	$40,888
Investment securities, taxable	5,730	3,925
Investment securities, tax-exempt	1,417	1,267
Other	532	316

Total interest income	55,953	46,396

Interest expense:
Deposits	25,270	17,033
Short-term borrowings	2,690	2,760
Subordinated notes	1,094	1,050
Long-term debt and mandatorily redeemable securities	627	454

Total interest expense	29,681	21,297

Net interest income	26,272	25,099
Recovery of provision for loan and lease losses	(623)	(300)

Net interest income after recovery of provision for loan and lease losses	26,895	25,399

Noninterest income:
Trust fees	3,643	3,391
Service charges on deposit accounts	4,570	4,386
Mortgage banking income	571	1,757
Insurance commissions	1,638	1,682
Equipment rental income	5,098	4,220
Other income	1,719	1,486
Investment securities and other investment gains	247	2,083

Total noninterest income	17,486	19,005

Noninterest expense:
Salaries and employee benefits	17,566	15,514
Net occupancy expense	1,936	1,867
Furniture and equipment expense	3,094	3,134
Depreciation - leased equipment	4,076	3,382
Supplies and communication	1,272	1,363
Other expense	3,856	4,146

Total noninterest expense	31,800	29,406

Income before income taxes	12,581	14,998
Income tax expense	4,058	5,065

Net income	$8,523	$9,933

The Nasdaq Global Select Market Symbol:"SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com